Exhibit 10.19

Execution Version

Incremental Joinder AGREEMENT

Incremental Joinder AGREEMENT, dated as of November 7, 2013 (this “Incremental Joinder”), by and among Atlantic Aviation FBO Inc., a Delaware corporation (the “Borrower”), Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below) and as the initial Lender agreeing to provide Incremental Term Loans (as defined below) (in such capacity, the “Initial Incremental Term Lender”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of May 31, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Atlantic Aviation FBO Holdings LLC, a Delaware limited liability company (“Holdings”), the Borrower, the Administrative Agent and each Lender, Swingline Lender and Issuing Lender from time to time party thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Borrower has hereby notified the Administrative Agent that it is requesting an increase in Term Loans pursuant to Section 2.25 of the Credit Agreement in order (i) to fund a distribution in an amount not to exceed $26,000,000 to the Sponsor (the “Distribution”) and (ii) for general corporate purposes, including Permitted Acquisitions;

WHEREAS, pursuant to Section 2.25 of the Credit Agreement, the Borrower requests an increase in the Term Loans by, among other things, entering into this Incremental Joinder pursuant to the terms and conditions of the Credit Agreement with each Lender and/or Eligible Assignee agreeing to provide such Incremental Term Loans (as defined below) (each such Lender or Eligible Assignee agreeing to provide Incremental Term Loans and any assignees thereof, are referred to herein as “Incremental Term Lenders));

WHEREAS, the Borrower has requested that the initial Incremental Term Lender party hereto (the “Initial Incremental Term Lender”) extend credit to the Borrower in the form of Term Loans in an aggregate principal amount of $50,000,000 (the “Incremental Term Loans”); and

WHEREAS, the Initial Incremental Term Lender has indicated its willingness to lend such Incremental Term Loans on the terms and subject to the conditions herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Subject to the terms and conditions set forth herein, the Initial Incremental Term Lender hereby agrees to make Incremental Term Loans on the Incremental Effective Date (as defined below) in an aggregate principal amount equal to $50,000,000. Pursuant to Section 2.25 of the Credit Agreement, the Incremental Term Loans shall have the following terms:

1.	Interest Rate and Applicable Rate. The Incremental Term Loans shall be funded on the Incremental Effective Date as Eurodollar Loans, consisting of $50,000,000 of Eurodollar Loans, which Loans shall bear interest at the rate per annum applicable to the existing Term Loans outstanding as of the date hereof. The Incremental Term Loans will be issued on the Incremental Effective Date in an amount equal to 99.5% of the stated principal amount of the Incremental Term Loans.

2.	Terms Generally.

(i)	The Incremental Term Loans shall have identical terms as the Term Loans (including, without limitation, with respect to the maturity date, mandatory prepayments (including, for the avoidance of doubt, amortization payments) and voluntary prepayments) and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents. Each reference to a “Term Loan” or “Term Loans” in the Credit Agreement shall be deemed to include the Incremental Term Loans and all other related terms will have correlative meanings mutatis mutandis. For the avoidance of doubt and notwithstanding anything in this Incremental Joinder to the contrary, the Incremental Term Loans shall be considered an increase in the Term Loans under the Credit Agreement and shall not be considered a separate tranche of Indebtedness under the Credit Agreement.

(ii)	Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all such Incremental Loans, when originally made, are Term Loans for all purposes under the Loan Documents and are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by allocating a portion of each such Incremental Loan to each outstanding Eurodollar Rate Loan that is a Term Loan of the same Type on a pro rata basis, even though as a result thereof such Incremental Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of the Credit Agreement that would prohibit such an initial Interest Period). As of the Incremental Effective Date, after giving effect to the incurrence of the Incremental Loans, the aggregate principal amount of Term Loans outstanding pursuant to the Credit Agreement shall be $513,837,500. For the avoidance of doubt, this Section 2(ii) is for administrative purposes only and shall, under no circumstances, result in any additional obligations, expenses or fees for the Borrower.

3.	Borrower Covenants. By its execution of this Incremental Joinder, the Borrower hereby covenants and agrees that the proceeds of the Incremental Term Loans shall be used by Borrower (a) on the Incremental Effective Date, to pay fees and expenses related to the Incremental Joinder and the Incremental Term Loans and (b) on or around the Incremental Effective Date, to fund (i) the Distribution and related transaction costs, fees and expenses and (ii) for general corporate purposes, including Permitted Acquisitions.

4.	Conditions to Funding. This Incremental Joinder shall become effective on the date hereof (the “Incremental Effective Date”), and the Initial Incremental Term Lender hereby agrees to make the Incremental Term Loans when:

(i)	this Incremental Joinder shall have been executed and delivered by the Borrower, the Initial Incremental Term Lender and the Administrative Agent;

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(ii)	the Administrative Agent shall have received a notice of the request for such Incremental Term Loan as required by Section 2.25 of the Credit Agreement, it being understood that such borrowing notice shall be consistent with the requirements set forth in Section 1;

(iii)	the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated as of the date hereof certifying (a) that attached is a true and complete copy of the resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrower authorizing the execution, delivery and performance of the Incremental Joinder, all documents executed in connection therewith and the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on such date and (b) as to the incumbency and specimen signature of each officer executing the Incremental Joinder and any document executed in connection therewith and countersigned by another officer as to the incumbency and specimen signature of the Responsible Officer executing such certificate;

(iv)	all fees and reasonable out-of-pocket costs and expenses of the Arranger (including all invoiced fees and expenses of counsel to the Arranger) required to be paid by the Borrower as separately agreed by the Borrower and Barclays Bank PLC (in such capacity, the “Arranger”) shall have been paid or reimbursed, as applicable, on or prior to the date hereof;

(v)	the Arranger, the Incremental Term Lenders and the Arrangers shall have received (a) an executed legal opinion of O’Melveny & Myers LLP, New York and Delaware counsel to the Borrower and (b) a solvency certificate from the chief financial officer of the Borrower certifying that the Borrower is Solvent as of the date hereof and after giving effect to the Incremental Term Loans and the use of proceeds therefrom (including the Distribution) in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)	the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that (a) the conditions precedent set forth in Section 5.2 of the Credit Agreement shall have been satisfied both before and after giving effect to the extension of the Incremental Term Loans, (b) the representations and warranties in Section 5 of this Incremental Joinder are true and correct in all material respects as of the date hereof, (c) no Default or Event of Default shall exist on the date hereof before or after giving effect to the extension of the Incremental Term Loans; (d) the representations and warranties of Holdings, the Borrower and its Restricted Subsidiaries set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality or Material Adverse Effect, it shall be true in all respects) on and as of the date hereof except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date and (e) the conditions to effectiveness of this Section 4 shall have been satisfied.

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5.	Representations and Warranties. By its execution of this Incremental Joinder, the Borrower hereby certifies that:

(i)	this Incremental Joinder has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally or by general equitable principles (whether considered in a proceeding in equity or at law);

(ii)	on the date hereof and after giving effect to the Incremental Term Loans and the use of proceeds therefrom (including the Distribution), the Borrower is Solvent; and

(iii)	the execution, delivery and performance of this Incremental Joinder and the other documents executed in connection herewith (a) have been duly authorized by all necessary corporate action, including the consent of shareholders where required and (b) will not (A) contravene any Loan Party’s or any of its Subsidiaries’ respective constituent documents, (B) violate any requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including the Loan Documents) or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Security Documents.

6.	Acknowledgments; Liens Unimpaired. The Borrower hereby acknowledges that it has read this Incremental Joinder and consents to its terms hereof, and further hereby affirms, confirms, represents, warrants and agrees (on behalf of itself and each of the other Loan Parties) that (a) notwithstanding the effectiveness of this Incremental Joinder, the obligations of each Loan Party under each of the Loan Documents to which such Loan Party is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects; (b) after giving effect to this Incremental Joinder, (i) the execution, delivery, performance or effectiveness of this Incremental Joinder shall not impair the validity, effectiveness or priority of the Liens granted pursuant to the Loan Documents and such Liens shall continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred, including, without limitation, the Incremental Term Loans made by the Incremental Term Lenders on the date hereof and (ii) the Guarantee, as and to the extent provided in the Loan Documents, shall continue in full force and effect in respect of the Obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the Incremental Term Loans made by the Incremental Term Lenders on the date hereof; (c) the execution, delivery, performance or effectiveness of this Incremental Joinder does not require that any new filings be made or other action taken to perfect or maintain the perfection of such Liens; and (d) the position of the Lenders with respect to such Liens, the Collateral (as defined in the applicable Loan Documents) in which a security interest was granted pursuant to the Loan Documents, and the ability of the Agent to realize upon such Liens pursuant to the terms of the Loan Documents have not been adversely affected in any material respect by the execution, delivery, performance or effectiveness of this Incremental Joinder.

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7.	Amendment, Modification and Waiver. This Incremental Joinder may not be amended, modified or waived except in accordance with Section 10.01 of the Credit Agreement.

8.	Entire Agreement. This Incremental Joinder, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Incremental Joinder shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or other Loan Documents, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Incremental Joinder is a Loan Document.

9.	GOVERNING LAW. THIS INCREMENTAL JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 10.11 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS INCREMENTAL JOINDER AND SHALL APPLY HERETO.

10.	Waiver of Jury Trial. Section 10.12 of the Credit Agreement is hereby incorporated by reference into this Incremental Joinder and shall apply hereto.

11.	Severability. Section 10.9 of the Credit Agreement is hereby incorporated by reference into this Incremental Joinder and shall apply hereto.

12.	Counterparts. Section 10.8 of the Credit Agreement is hereby incorporated by reference into this Incremental Joinder and shall apply hereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Incremental Joinder as of the date first written above.

BARCLAYS BANK PLC,
as the Initial Incremental Term Lender and
as Administrative Agent

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director

[SIGNATURE PAGE TO INCREMENTAL JOINDER]

ATLANTIC AVIATION FBO INC.,
as Borrower

By:		/s/ Louis P. Pepper
	Name:	Louis P. Pepper
	Title:	Chief Executive Officer

By:		/s/ Dan Reinheimer
	Name:	Dan Reinheimer
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO INCREMENTAL JOINDER]